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                                                                   Exhibit 3(ii)
                                     BYLAWS

                                       OF

                            VALMONT INDUSTRIES, INC.





                                    ARTICLE I

         Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on a date and at an hour determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

         Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the President of this Corporation, who shall call the same upon demand in writing being made upon such person by a majority of the directors of the Corporation.

         Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.

         Section 4. Notice of Meeting. Notice of a meeting of stockholders stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting by or at the direction of the President or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at the stockholder's address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

         Section 5. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors of the Corporation shall fix in advance a date as the

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record date for any such determination of stockholders, such date in any case to be not less than ten days nor more than sixty days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

         Section 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, the Chairman or a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 8. Proxies; Voting. At all meetings of stockholders, a stockholder may vote by proxy. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 9. Voting of Shares. In each meeting of stockholders except as otherwise provided by statute or the Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share

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of such stock standing in such holder's name on the records of the Corporation.
At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect the directors. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these By-Laws, the rules or regulations of NASD or any stock exchange applicable to Valmont, as otherwise provided by law or pursuant to any regulation applicable to Valmont or its securities, be decided by the affirmative vote of the holders of a majority of the shares of stock of Valmont which are present in person or by proxy and entitled to vote thereon.

         Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by such person, either in person or by proxy, but no trustee shall be entitled to vote shares held without a transfer of such shares into such trustee's name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver's name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until such shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Nothing herein shall be construed as limiting the right of Valmont to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 11. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of Valmont who was a stockholder of record at the time of giving of notice provided for in Section 4, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section
11. For business to be properly brought before an annual meeting by a stockholder, a stockholder must have given timely notice thereof in writing to the Secretary of Valmont and

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such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Valmont, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of Valmont, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on Valmont's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of Valmont which are owned of record and beneficially by the stockholder and the beneficial owner, if any, (d) any material interest of the stockholder and beneficial owner, if any, in such business, (e) a representation that the stockholder is a holder of record of stock of Valmont entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (f) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of Valmont's outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise solicit proxies from stockholders in support of such proposal. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 11. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 11, and if the Chairman should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 12. Notice of Director Nominees at an Annual Meeting. Only persons who are nominated with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of Valmont may be made at an annual meeting of stockholders
(a) by or

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at the direction of the Board of Directors or (b) by any stockholder of Valmont who was a stockholder of record at the time of giving of notice provided for in
Section 4, who is entitled to vote at the annual meeting and who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of Valmont. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of Valmont not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serving as the director if elected), and
(b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address, as they appear on Valmont's books, of such stockholder and the name and address of the beneficial owner, if any, (ii) the class and number of shares of Valmont which are owned of record and beneficially by such stockholder and the beneficial owner, if any,
(iii) a representation that the stockholder is a holder of record of stock of Valmont entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of Valmont's outstanding capital stock required to elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such nomination. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of Valmont that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of Valmont unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if

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the Chairman should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 13. Notice of Director Nominees at a Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to Valmont's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to Valmont's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of Valmont who is a stockholder of record at the time of giving of notice provided for in Section 4, who shall be entitled to vote at the special meeting and who complies with the notice procedures set forth in Section 12. In the event Valmont calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in Valmont's notice of meeting, if the stockholder's notice required by Section 12 shall be delivered to the Secretary at the principal executive offices of Valmont not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

         Section 14. Inspectors of Elections. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve Valmont in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

         Section 15. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as

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adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts, as in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of Valmont and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

         Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be fixed by resolution of the Board of Directors, and may be altered from time to time by a majority vote of the members of the Board of Directors present at any regular or special meeting of the Board. The directors shall be divided into three classes: Class I, Class II and Class III, each such class, as nearly as possible, to have the same the number of directors. At each annual election of directors by the stockholders of Valmont, the directors chosen to succeed those whose terms are then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the stockholders of Valmont for a term expiring at the third succeeding annual election of directors, or thereafter when their respective successors in each case are elected by the stockholders and qualify.

         Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held on the same date as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or a majority of the board of directors. The person or persons authorized to call the special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

         Section 5. Notice. Notice of any special meeting shall be given at least two days in advance thereof. Notices of meetings of

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the Board of Directors may be given by mail or may (and, if three or fewer days notice is given, shall) be given by telegram, telephone, personal delivery, telecopier or other means of electronic transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram such notice shall be deemed to be delivered when transmitted. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. Quorum. A majority of the number of directors fixed in accordance with Section 2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 7. Manner of Acting. Except as otherwise required by applicable law, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the board and such written consent is filed with the minutes of the proceedings of the Board. A consent in lieu of meeting may be made either by one consent signed by all the directors or by individual consents signed by each director. The directors may also meet by means of conference telephone or similar communications equipment as provided by Delaware law.

      Section 8. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the full Board of Directors shall shorten the term of any incumbent director.

         Section 9. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

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         Section 10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless a dissent shall be entered into the minutes of the meeting or unless such person shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 11. Committees. The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board, designate from among its members one or more committees which shall consist of two or more directors. The Board may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise required by applicable law, such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee to fill vacancies in it or to dissolve it.

         Section 12. Executive Committee. There may be an Executive Committee of the Board of Directors consisting of directors chosen by the Board.

         The Executive Committee shall have power to take any and all action which the Board of Directors might itself have the legal power to take at any time between meetings of the Board of Directors; provided, however, that such Committee shall not have the power to take action on any of the following matters, the exclusive power to deal with which is resolved to the Board of
Directors: filling of vacancies on the Board of Directors or Executive Committee; fixing of compensation of officers; approval of any borrowings by the Corporation which involve the issuance of securities having a maturity of longer than one year from the date of issue or which involve the creation of any mortgages, liens, pledges or other encumbrances on any substantial portion of the corporate assets; approval of any amendment to the Certificate of Incorporation or Bylaws; approval of or recommending to the stockholders any sale, lease or exchange of all or substantially all of the Corporation's property and assets; declaration of a dividend or authorization of an issuance of stock; or approval of a dissolution or liquidation of the Corporation.

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                                   ARTICLE III

                                    OFFICERS

         Section 1. Number. The officers of the corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until such person shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. Vacancies. A vacancy in an office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the stockholders and of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

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         Section 6. Acting President; Vice Presidents. In the absence of the
President, or in the event of his death, inability or refusal to act, the Board of Directors shall select the acting President, who shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

         Section 7. The Secretary. The Secretary shall: (a) keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

         Section 8. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors.

         Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as

                                   25
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shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such person is also a director of the Corporation.

                                   ARTICLE IV

                                 INDEMNIFICATION

         Section 1. Actions by Others. Valmont shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Valmont) by reason of the fact that such person is or was a director, officer, employee or agent of Valmont, or is or was serving at the request of Valmont as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Valmont, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the conduct was criminal. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Valmont, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was criminal.

         Section 2. Actions by or in the Right of Valmont. Valmont shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Valmont to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Valmont, or is or was serving at the request of Valmont as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Valmont and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Valmont unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the

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

adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 3. Successful Defense. To the extent that a director, officer, employee or agent of Valmont has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claims, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 4. Specific Authorization. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by Valmont only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the stockholders.

         Section 5. Advance of Expenses. Expenses incurred by an elected officer or director in defending a civil or criminal action, suit or proceeding shall be paid by Valmont in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or elected officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Valmont as authorized in this Article. Such expenses incurred by other officers, employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 6. Right of Indemnity not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to the Certificate of Incorporation or these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 7. Insurance. Valmont may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Valmont, or is or was serving at the request of Valmont as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other

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enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status as such, whether or not Valmont would have the power to indemnify such person against such liability under the provisions of this Article, Section 145 of the General Corporation Law of the State of Delaware, or otherwise.

         Section 8. Employee Benefit Plan. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of Valmont" shall include any service as a director, officer, employee or agent of Valmont which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of Valmont" as referred to in this Article.

         Section 9. Invalidity of any Provisions of this Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

         Section 10. Continuation of Indemnification. The indemnification and advancement of expenses, to the extent provided by or granted pursuant to this Article, these Bylaws, or the Certificate of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. All rights to indemnification provided by or granted pursuant to this Article, these Bylaws, or the Certificate of Incorporation shall be deemed to be a contract between Valmont and each director, officer, employee or agent of Valmont who serves or served in such capacity at any time while this Article IV is in effect. Any repeal or modification of this Article IV shall not in any way diminish any rights or indemnification of such director, officer, employee or agent, or the obligations of Valmont arising hereunder.

         Section 11. Certain Claims. Notwithstanding Section 1 and Section 2 of this Article IV, Valmont shall be required to indemnify a person described in the first sentence of Section 1 or Section 2 of this Article IV in connection with an action, suit or proceeding (or part thereof) commenced by such a person only if the commencement of such proceeding (or part thereof) by such person was authorized by the Board of Directors.

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                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the

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

Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall end on the last Saturday of December in each year.

                                  ARTICLE VIII

                                    DIVIDENDS

         The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

                                   ARTICLE IX

                                      SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal."

                                    ARTICLE X

                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any stockholders or directors of the Corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

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